UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2008

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts		02210-2377
(Address of Principal Executive Offices)		(Zip Code)

(617) 897-2400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 24, 2008, SatCon Technology Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Registration Rights Agreement with RockPort Capital Partners II, L.P. and NGP Energy Technology Partners, L.P. (collectively, the “Purchasers”).

As previously announced in a Form 8-K filed on November 14, 2007 (the “November 14 Form 8-K”) and a Form 8-K filed on December 26, 2007, during the Company’s fourth fiscal quarter of 2007, pursuant to a Stock and Warrant Purchase Agreement (the “Purchase Agreement”), the Purchasers purchased in a private placement 25,000 shares of the Company’s newly created Series C convertible preferred stock (the “Series C Preferred Stock”) and warrants to purchase up to 19,711,539 shares of common stock, for an aggregate gross purchase price of $25 million.  The shares of Series C Preferred Stock sold in the private placement are currently convertible into 24,038,460 shares of common stock at a conversion price of $1.04 per share. Under to the Stock and Warrant Purchase Agreement, the Company also agreed to issue the Purchasers additional warrants in the event that the holders of certain existing warrants (none of whom are affiliated with the Purchasers) exercise those warrants in the future.

In connection with the private placement, the Company also entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission covering the resale of shares of common stock issuable upon conversion of the Series C Preferred Stock and upon exercise of the warrants issued under the Purchase Agreement.  The Company was originally required to file this registration statement not later than thirty (30) days after the second closing of the preferred stock financing (which closing occurred on December 20, 2007), and the Company agreed to use its best efforts to have this registration statement declared effective as soon as practicable after filing, but not later than ninety (90) days after the second closing of the preferred stock financing.

Pursuant to the Amendment, the deadline for filing the registration statement was extended to the earlier to occur of (i) five (5) business days after the Company’s files its Form 10-K for the year ended December 31, 2007 or (ii) April 7, 2008.  The Company must use its best efforts to have this registration statement declared effective as soon as practicable after filing, but not later than sixty (60) days after the required filing date.

As under the original Registration Rights Agreement, if the Company fail to comply with these or certain other provisions, then it will be required to pay liquidated damages of one twentieth of a percent (.05%) of the aggregate purchase price paid by the Purchasers for the securities that can be registered on the registration statement for each day the failure continues. The total liquidated damages under this provision are capped at 9.9% of the aggregate purchase price paid by the Purchasers in the private placement.

A more complete description of the terms of the original Registration Rights Agreement may be found in the November 14 Form 8-K, which is incorporated herein by reference.  A copy of the original Registration Rights Agreement was filed as Exhibit 10.7 to the November 14 Form 8-K.  A copy of the Amendment is attached to this Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Registration Rights Agreement, dated January 24, 2008, by and among the Company and the Purchasers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: January 28, 2008	By:	/s/ David E. O’Neil
David E. O’Neil
Vice President of Finance and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Registration Rights Agreement, dated January 24, 2008, by and among the Company and the Purchasers.